Grant Hartford Corporation

Warrant to purchase __________
shares of Common stock, subject
to the provisions set forth below.

Warrant to Purchase shares of Common Stock of
Grant Hartford Corporation
(a Montana Corporation)

                1. Issuance of Warrant.

                This certifies that for good and valuable consideration, ___________________ and assigns (collectively, the "Warrantholder"), is entitled to purchase from Grant Hartford Corporation, a Montana corporation (the "Company"), subject to the terms and conditions hereof, at any time commencing on the date hereof and before 5:00pm, Montana time on October 31, 2010 (the "Expiration Date"), ___________________________________ (__________) shares of common stock (the "Common Stock" and/or "Warrant Shares") for $2.00 per share (the "Exercise Price"). This Warrant may be exercised in whole or in part. The exercise price per share and the number of shares of Common Stock issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

                2. Manner of Exercise.

                (a) This Warrant may be exercised by giving written notice of such exercise to the Company, accompanied by payment in full of the Exercise Price, in cash or certified check payable to the Company, for the shares to be purchased. As soon as practicable, but not later than 15 days after Warrantholder has given said written notice and made said payment, the Company shall, without charging stock issue or transfer taxes to Warrantholder, issue the number of shares of duly authorized common stock issuable upon such exercise, which shall be duly issued, fully paid and non-assessable, and shall deliver to Warrantholder a certificate or certificates thereof, registered in Warrantholder's name. The Warrantholder shall be deemed a stockholder of the Company upon exercise of this Warrant as provided in this Section 2, except that if payment is made by personal check he/she shall not be deemed a stockholder until such time as his/her check has cleared.

                (b) If this Warrant is exercised in part, it must be exercised for a number of whole shares of Common Stock, and the Warrantholder will be entitled to receive a new Warrant covering the Warrant Shares which have not been exercised. Upon such surrender of this Warrant, the Company will: (i) issue a certificate or certificates, in such denominations as are requested for delivery by the Warrantholder, in the name of the Warrantholder, for the largest number of whole shares of Common Stock to which the Warrantholder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of Common Stock to which the Warrantholder may be entitled, the

Company shall round up such fraction to the nearest whole share of Common Stock; and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof, if this Warrant is exercised in part, pursuant to the provisions of this Warrant. Upon exercise in accordance with Subsection 2(a) or (b), the Warrantholder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise.

                (c) By exercising this Warrant, Warrantholder acknowledges that the Company will be relying upon the representations made herein in issuing the Warrant Shares, upon exercise of this Warrant, without registration.

                3. Exchange, transfer, Assignment or Loss of Warrants.

                This Warrant is exchangeable, without expense, at the option of the Warrantholder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver new Warrants in the name of the assignees named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon present ation hereof, at the office of the Company or at the office of its stock transfer agent, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Warrantholder hereof. The term "Warrant" and/or "Warrants" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor.

                4. Restrictions.

                The Warrantholder shall not be entitled to any dividend declared by the Company, and shall not be entitled to any voting rights by virtue of this Warrant, except with respect to any shares of Common Stock issued upon the exercise hereof.

                5. Adjustments to Exercise Price.

                The price per share at which shares of Common Stock may be purchased hereunder, and the number of such shares to be purchased upon exercise hereof, are subject to change or adjustment as follows:

                (a) In case the Company shall, while this Warrant remains unexercised, in whole or in part, and in force, effect a recapitalization of such character that the shares of

Common Stock purchasable hereunder shall be changed into or become exchangeable for a larger or smaller number of shares, then, after the date of record for effecting such recapitalization, the number of shares of Common Stock which the holder hereof shall be entitled to purchase hereunder shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, and the purchase price hereunder per share of such recapitalized Common Stock shall, in the case of an increase in the number of such shares, be proportionately reduced, and in the case of a decrease in the number of such shares, be proportionately increased. For the purpose of this subsection (a), a stock dividend, stock split-up or reverse split shall be considered a recapitalization and an exchange for a larger or smaller number of shares, as the case may be.

                (b) In the case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company in connection with a plan of complete liquidation of the Company, then, as a condition of such consolidation, merger or sale or conveyance, adequate provisions shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock or securities as may be issued in connection with such consolidation, merger or sale or conveyance with respect to or in exchange for the number of outstanding shares of Common Stock immediately therefore purchasable and receivable upon the exercise of the rights represented hereby had such consolidation, merger or sale or conveyance not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof shall be applicable, as nearly as may be, in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

                (c) In case the Company shall, while this Warrant remains unexercised in whole or in part, and in force, offer to all of the holders of Common Stock any rights to subscribe for additional shares of stock of the Company, then the Company shall give written notice thereof to the registered holder hereof not less than thirty (30) days prior to the date on which the books of the Company are closed or a record date fixed for the determination of shareholders entitled to such subscription rights. Such notice shall specify the date as to which the books shall be closed or the record date fixed for the determination of shareholders entitled to such subscription rights. Such notice shall specify the date as to which the books shall be closed or the record date fixed with respect to such offer or subscription, and the right of the holder hereof to participate in such offer or subscription which right shall terminate if this Warrant shall not be exercised on or before the date of such closing of the books or such record date.

                (d) Any adjustment pursuant to the foregoing provisions shall be made on the basis of the number of shares of Common Stock which the holder hereof would have been entitled to acquire by exercise of this Warrant immediately prior to the event giving rise to such adjustment and, as to the purchase price hereunder per share, whether or not in effect immediately prior to the time of such adjustment, on the basis of such purchase price immediately prior to the event giving rise to such adjustment. Whenever any such adjustment is required to be made, the Company shall forthwith determine the new number of shares of Common Stock which the holder shall be entitled to purchase hereunder and/or such new purchase price per share, and shall prepare, retain on file and transmit to the holder hereof within ten (10) days after such preparation a statement describing in reasonable detail the method used in calculating such adjustments(s).

                (e) For the purposes of this Section 5, the term "Common Stock" shall include all shares of capital stock authorized by the Company's Certificate of Incorporation, as from time to time amended, which are not limited to a fixes sum or percentage of par value in respect of the right of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company.

                6. Reservation of Warrant Shares.

                The Company agrees that, prior to the expiration of this Warrant, it will at all times (a) have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrants, the shares of Common Stock and other securities and properties as from time to time shall be receiveable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free clear of all preemptive rights and rights of first refusal.

                7. Amendment.

                This Warrant may be amended upon the written consent of the Company and the Warrantholder.

                8. Jurisdiction.

                This Warrant shall be governed by and construed in accordance with the laws of the State of Montana.

Dated: _________________________

Name: _________________________                                Grant Hartford Corporation

By:_____________________________                              By:___________________________
      Warrantholder                                                                     Eric Sauve, President, CEO and CFO

Purchase Form

Dated: ___________

                The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ___________ shares of Common Stock of Grant Hartford Corporation (the "Company") and hereby makes payment of $__________ in payment of the exercise price thereof.

______________________________
Signature of Warrantholder

______________________________
Name of Warrantholder (print)

INSTURCTIONS FOR REGISTRATION OF STOCK

Name: __________________________________
              (Please type or print in block letters)

Signature: _______________________________

Assignment Form

              FOR VALUE RECEIVED                             hereby sells, assigns and transfers unto

(Please Print Name)

Residing at ___________________________________ and whose Social Security or Employer Identification No. is set forth below, the right to purchase Common Stock represented by this Warrant to the extent of __________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint __________________ attorney to transfer the same on the books of the Company with full power of substitution.

Date:

Signature: ____________________________________

Signature Guaranteed: _______________________________________

________________________________
Social Security Number or
Employment Identification Number